Exhibit A

JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13G/A with respect to the shares of common stock, $0.01 par value per share, of Zurn Elkay Water Solutions Corporation, dated as of February 19, 2025, is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

ICE MOUNTAIN LLC, a Delaware limited liability company

By: Cascade Bay LLC, a Delaware limited liability company, its Manager

By:	The Northern Trust Company, as Trustee of each of the Aimee New Growth Trust dated as of December 1, 2019 and the April New Growth Trust dated as of December 1, 2019, and not individually, its General Manager

By:	/s/ John Thickens
Print name: John Thickens
Its: Senior Vice President

CASCADE BAY LLC, a Delaware limited liability company

By:	The Northern Trust Company, as Trustee of each of the Aimee New Growth Trust dated as of December 1, 2019 and the April New Growth Trust dated as of December 1, 2019, and not individually, its General Manager

By:	/s/ John Thickens
Print name: John Thickens
Its: Senior Vice President

KATZ 2004 DYN TRUST

By:	The Northern Trust Company, and not individually

By:	/s/ John Thickens
Print name: John Thickens
Its: Senior Vice President

KATZ NEW VBA TRUST

By: The Northern Trust Company, as Trustee, and not individually

By:	/s/ John Thickens
Print name: John Thickens
Its: Senior Vice President

KATZ VOTING STOCK TRUST

By: The Northern Trust Company, as Trustee, and not individually

By:	/s/ John Thickens
Print name: John Thickens
Its: Senior Vice President

/s/ Aimee Katz
AIMEE KATZ

/s/ April Jalazo
APRIL JALAZO